EXHIBIT 99.1

ORION ENERGY SYSTEMS ANNOUNCES STRATEGIC MOVES
TO POSITION THE COMPANY FOR FUTURE GROWTH

LEADING MANUFACTURER OF LED LIGHTING TO SELL BUILDING, LEASE BACK SPACE
AND FREE UP NON-STRATEGIC ASSETS TO EXPAND INNOVATION EFFORTS

MANITOWOC, Wis. - April 5, 2016 - Orion Energy Systems, Inc. (NASDAQ: OESX), a leading designer and manufacturer of high-performance, energy-efficient retrofit lighting platforms, today announced it is implementing a series of steps as part of its strategic plan to strengthen its position for future growth, improve economic development in Manitowoc County and allow the company to maximize its assets in an ongoing effort to enhance shareholder value.

"Our industry has seen dramatic changes in the past several years, and Orion now is in a stronger position to take full advantage of the significant market opportunities in LED products," said John H. Scribante, the company's Chief Executive Officer. "The strategic moves we are announcing today allow us to better utilize our assets in a way that benefits our employees, our customers, our shareholders and our home community. Consistent with our strategic vision, these steps also provide Orion with opportunities to deploy additional capital to support further new product research and development and enhance our distribution, sales and innovation efforts."

Under the steps announced today, Scribante said that Orion plans to:

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Sell its 266,000 sq. ft. Manitowoc manufacturing facility and 10 of the 30 acres of land it owns to Tramontina USA, a leading maker of high quality aluminum nonstick cookware, cutlery and home appliances. The privately held Brazilian company has its American headquarters in Houston and a manufacturing facility adjacent to Orion in Manitowoc.

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Generate an estimated $2.5 million in cash as a result of the sale, which is anticipated to close by June 30, 2016, subject to due diligence and customary closing conditions. Orion will also recognize a non-cash asset write-down of approximately $1.7 million in the fiscal 2016 fourth quarter ended March 31, 2016.

•	Lease back from Tramontina 200,000 sq. ft. of the facility, for its own manufacturing needs. Tramontina will use the remaining 66,000 sq. ft. for its operations.

•	Lease the third floor of Orion's current administration building to Manitowoc Foodservice, Inc. for housing that public company's shared services staff.

"This is a win-win transaction and allows our organization to focus on its core competencies rather than being in the real estate business. Orion benefits because it allows us to convert our non-strategic assets into cash that can be used more strategically; Tramontina and Manitowoc Foodservice win because they gain added space for their growing companies; and Manitowoc wins because the transaction benefits all three companies," Scribante added.

He noted that Orion's manufacturing plant was originally purchased and set up for vertically integrated manufacturing of fluorescent lighting products. However, the commercial and industrial lighting market has changed dramatically in the last several years with Orion’s rapid transition to a more LEAN and scalable producer of solid state LED-based lighting products. Orion’s LEAN initiatives and strategic partnering with fabrication companies located within Wisconsin has allowed Orion to require less space for producing more volume.

"Since 2013, Orion has been making various strategic moves and process improvements aimed at becoming a more efficient and profitable lighting manufacturer that provides superior LED products. The implementation of LEAN manufacturing principles, an expanded use of strategic component suppliers and inventory reduction initiatives mean our manufacturing space requirements have changed. We can operate successfully and efficiently in less space," Scribante added. "Now, with these moves, Orion can gain a higher return on its assets, continue to meet just-in-time customer demands and strengthen our position to achieve sustainable revenue growth that will benefit our employees, shareholders and the Manitowoc community."

Scribante said that Orion employment levels will increase slightly after the transaction is completed and noted that a more optimistic future could lead to adding new production employment opportunities at the company in the months ahead.

"Today, we have a very solid and dedicated group of employees who make up the Orion team, and our collective commitment to the Manitowoc area remains firm. As part of our strategy and with the additional capital available from these events, we plan to continue our innovation investments and expand our successful sales and distribution efforts. These strategic moves put us in a better position to take advantage of the emerging and significant LED market opportunities," Scribante said.

Scribante added that the transaction also will provide more potential users for the YMCA's child care facility and the Aurora operated health clinic, both of which remain as tenants in the Orion campus.

"Orion remains committed to Manitowoc and to being an LED product leader whom everyone else in the industry follows. As a pioneer in industrial energy efficient lighting systems, we see positive trends for our company with a long runway of growth," Scribante noted. "Our strategic plan includes a commitment to innovation that will allow us to quickly bring state-of-the art, breakthrough products to the markets we serve, and our robust, new product pipeline should allow us to achieve increased profit margins and enhanced shareholder value. The steps we are announcing today strengthen our ability to achieve more success by having more resources to invest in our core capabilities."

About Orion Energy Systems
Orion is leading the transformation of commercial and industrial buildings with state-of-the-art energy efficient lighting systems and retrofit lighting solutions. Orion manufactures and markets a cutting edge portfolio of products encompassing LED Solid-State Lighting and high intensity fluorescent lighting. Many of Orion's 100+ granted patents and pending patent applications relate to lighting systems that provide exceptional optical and thermal performance, which drive financial, environmental, and work-space benefits for a wide variety of customers in the retrofit markets.

Safe Harbor Statement
Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our continued expected negative cash flows from operations during fiscal 2016 and the resulting impact on the level of our available cash, coupled with our limited borrowing capacity under our bank line of credit; (ii) our development of, and participation in, new product and technology offerings or applications, including customer acceptance of our new light emitting diode product lines; (iii) deterioration of market conditions, including our dependence on customers' capital budgets for sales of products and services; (iv) our ability to compete and execute our strategy in a highly competitive market and our ability to respond successfully to market competition; (v) our ability to successfully implement our strategy of focusing on lighting solutions using new LED technologies in lieu of traditional HIF lighting upon which our business has historically relied; (vi) our ability to realize expected cost savings from our transition to focusing on new LED technologies; (vii) our ability to successfully complete and fund potential future acquisitions; (viii) our ability to effectively manage the growth of our business, including expansion of our business internationally through our Orion distribution services division; (ix) adverse developments with respect to litigation and other legal matters that we are subject to; (x) our failure to comply with the covenants in our revolving credit agreement; (xi) increasing duration of customer sales cycles; (xii) fluctuating quarterly results of operations as we focus on new LED technologies; (xiii) the market acceptance of our products and services; (xiv) our ability to recruit and hire sales talent to increase our in-market sales and our ability to pursue an expanded third-party sales channel through distribution and sales agents; (xv) price fluctuations, shortages or interruptions of component supplies and raw materials used to manufacture our products; (xvi) loss of one or more key customers or suppliers, including key contacts at such customers; (xvii) our ability to effectively manage our product inventory to provide our products to customers on a timely basis; (xviii) our ability to effectively manage the credit risk associated with our debt funded Orion Throughput Agreement contracts; (xix) a reduction in the price of electricity; (xx) the cost to comply with, and the effects of, any current and future government regulations, laws and policies; (xxi) increased competition from government subsidies and utility incentive programs; (xxii) the availability of additional debt financing and/or equity capital; (xxiii) potential warranty claims; and (xxiv) the other risks described in our filings with the SEC. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://www.oesx.com in the Investor Relations section of the Company's Web site.

Investor Relations Contacts:
Bill Hull
Chief Financial Officer
Orion Energy Systems, Inc.
(312) 660-3575

Victoria Sivrais
Clermont Partners
(312) 690-6004
vsivrais@clermontpartners.com

Media Relations Contact:
Erica St. Angel
Chief Marketing Officer
Orion Energy Systems, Inc.
(920) 892-5653

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